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                                  EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Rock Financial Corporation (the "Registrant") on Form S-8 of our report dated February 18, 1998 appearing in the Prospectus dated May 1, 1998, of the Registrant, in connection with the Registrant's Registration Statement on Form S-1 (file no. 333-46885) effective May 1, 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ KPMG PEAT MARWICK LLP

KPMG Peat Marwick LLP
Detroit, Michigan
May 28, 1998